                                                                    EXHIBIT 99.1




                        AMERICAN CLAIMS EVALUATION, INC.
                  REPORTS THIRD QUARTER AND NINE MONTH RESULTS


JERICHO, NY, February 6, 2004: American Claims Evaluation, Inc. (NASDAQ:AMCE) announced revenues of $900,072 with a net loss of $.08 per share for the nine months ended December 31, 2003 as compared to revenues of $905,741 with a net loss of $.05 per share for the nine months ended December 31, 2002.

                                                        Three Months Ended                  Nine Months Ended
                                                   --------------------------------   ---------------------------------
                                                       12/31/03        12/31/02          12/31/03         12/31/02
                                                   ---------------- ---------------   ---------------- ----------------
                                                              (Unaudited)                        (Unaudited)
Revenues                                                  $285,708       $293,276           $900,072         $905,741

Operating loss                                           (145,661)      (117,054)          (391,371)        (344,539)

Loss before income tax expense (benefit)                 (122,136)       (82,492)          (318,881)        (230,966)

Net loss                                                ($123,136)      ($83,492)         ($323,881)       ($195,966)

Loss per share - basic                                     ($0.03)        ($0.02)            ($0.08)          ($0.05)
                                                   ================ ===============   ================ ================
Loss per share - diluted                                   ($0.03)        ($0.02)            ($0.08)          ($0.05)
                                                   ================ ===============   ================ ================
Weighted average shares - basic                          4,259,800      4,259,800          4,259,800        4,259,800

Weighted average shares - diluted                        4,259,800      4,259,800          4,259,800        4,259,800

American Claims Evaluation, Inc., through its wholly owned subsidiary, RPM Rehabilitation & Associates, Inc., offers a full range of vocational rehabilitation and disability management services.

For further information contact: Gary J. Knauer, Chief Financial Officer, American Claims Evaluation, Inc., One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.



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